EXHIBIT 10.1

Grades E1-E6
NEWMONT CORPORATION

PERFORMANCE STOCK UNIT AGREEMENT

NOTICE OF GRANT AND AWARD AGREEMENT

You are eligible for Performance Leveraged Stock Units (“PSUs”) under the Newmont Corporation 2020 Stock Incentive Compensation Plan (the “Plan”), the terms of this Notice of Grant and Award Agreement, including any country specific terms and conditions set forth in any appendix hereto, and the applicable compensation program (Senior Executive Compensation Program for Grades E-1 to E-4 or Equity Bonus Program for Grades E-5 to E-6), (collectively “PSU Terms Agreement”). Subject to the provisions of the PSU Terms Agreement, the principle features of PSUs are as follows:

Target Grant Setting Date:	February 28, 2022
Target number of PSUs:	See your Reward and Recognition Statement or Fidelity account
Performance Period:	As defined in applicable compensation program document. Generally, time frame between the beginning and ending average closing prices (deemed to be three years with adjustments for administrative purposes)- February 28, 2022 – February 28, 2025
Payout Determination:	Based upon Newmont Corporation relative total shareholder return over the performance period as provided in the applicable compensation program document. Payout will be made in the form of Company Common Stock.
Target Acknowledgement and Agreement:
You must acknowledge and accept this PSU Terms Agreement within 60 days of receipt of this PSU Terms Agreement to be eligible for payout of PSUs. The Grant Acknowledgment is set forth on the Fidelity online employee portal, and is incorporated by reference herein. The PSU Terms Agreement shall be deemed executed by Employee upon his or her electronic execution of the Grant Acknowledgment.

Separation of Employment Prior to Expiration of the Performance Period:	You shall receive no vesting of PSUs, meaning no delivery of Common Stock, in the event of voluntary separation of employment. See the terms of the applicable compensation program document for treatment of PSUs in the event of death, disability, involuntary termination without cause, retirement*, change of control and termination of employment following change of control.
*Retirement means at least age 55, and, at least 5 years of continuous employment with Newmont Corporation and/or a Subsidiary, and, a total of at least 65 when adding age plus years of employment.
Notwithstanding the provisions in the applicable compensation program document, if the Company or the Employer (as defined in Section 3 below) determines, in its sole discretion, that any provision in the compensation program document may be found to be unlawful, discriminatory or against public policy in any relevant jurisdiction, then the Company, in its sole discretion, may choose not to apply such provision to the PSUs.
All capitalized terms that are not defined herein shall have the meaning as defined in the Plan.
1.    Nontransferability.    Employee’s interest in the PSUs and any shares of Common Stock relating thereto may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution, prior to such time as the shares of Common Stock have actually been issued and delivered to Employee.
    2.    No Ownership Rights Prior to Issuance of Common Stock. Employee shall not have any rights as a stockholder of Newmont with respect to the shares of Common Stock underlying the PSUs, including but not limited to the right to vote with respect to such shares of Common Stock, until and after the shares of Common Stock have been issued to Employee and transferred on the books and records of Newmont.
3.    Withholding Taxes. Employee acknowledges that, regardless of any action taken by Newmont or, if different, his or her employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee's participation in the Plan and legally applicable or deemed by Newmont or the Employer, in its discretion, to be an appropriate charge to Employee even if legally applicable to Newmont or the Employer (“Tax-Related Items”) is and remains his or her responsibility and may exceed the amount actually withheld by Newmont or the Employer. Employee further acknowledges that Newmont and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU, including, but not limited to, the grant, vesting or settlement of the PSU, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, he or she acknowledges that Newmont and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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In connection with the relevant taxable or tax withholding event, as applicable, Employee agrees to make adequate arrangements satisfactory to Newmont and/or the Employer to satisfy all Tax-Related Items.
In this regard, Employee authorizes Newmont or its agent to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding a number of whole shares of Common Stock to be issued upon settlement of the PSU having a fair market value on the applicable vesting date (or other applicable date on which the Tax-Related Items arise) not in excess of the amount of such Tax-Related Items. If Newmont determines in its discretion that withholding in shares of Common Stock is not permissible or advisable under applicable local law, Newmont may satisfy its obligations for Tax-Related Items by one or a combination of the following:
(a)withholding from Employee’s wages or other cash compensation paid to Employee by Newmont and/or the Employer; or
(b)withholding from proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged Newmont (on Employee’s behalf pursuant to this authorization).
Provided, however, that if Employee is a Section 16 officer of Newmont under the Exchange Act, then Newmont will withhold by deducting from the shares of Common Stock otherwise deliverable to Employee in settlement of the PSUs a number of whole shares of Common Stock having a fair market value on the date that the withholding for the Tax-Related Items is determined not in excess of the amount of such Tax-Related Items, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied pursuant to (b) above.
Newmont may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates in Employee’s jurisdiction(s), including maximum applicable rates to the extent permitted by the Plan, in which case Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, Employee is deemed to have been issued the full number of shares of Common Stock subject to the vested PSU, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
Finally, Employee agrees to pay to Newmont or the Employer, any amount of Tax-Related Items that Newmont or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. Newmont may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if Employee fails to comply with his or her obligations in connection with the Tax-Related Items.
4.    Acknowledgements.    Employee acknowledges receipt of and understands and agrees to the terms of the PSU Terms Agreement and the Plan. In addition, Employee understands and agrees to the following:
(a)Employee hereby acknowledges receipt of a copy of the PSU Terms Agreement, the Plan and agrees to be bound by all of the terms and provisions thereof, including any terms and provisions of the Plan adopted after the date of the PSU Terms Agreement but

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prior to the completion of the Performance Period. If and to the extent that any provision contained in the PSU Terms Agreement is inconsistent with the Plan, the Plan shall govern. If and to the extent that any provision of the Notice of Grant is inconsistent with the applicable compensation program, the applicable compensation program shall govern.
(b)Employee acknowledges that as of the date of the PSU Terms Agreement, the PSU Terms Agreement, the Grant Acknowledgement and the Plan set forth the entire understanding between Employee and Newmont regarding the acquisition of shares of Common Stock underlying the PSUs in Newmont and supersedes all prior oral and written agreements pertaining to the PSUs.
(c)Employee understands that Newmont has reserved the right to amend or terminate the Plan at any time.
5.    Miscellaneous
(a)    No Right to Continued Employment. Neither the PSUs nor any terms contained in the PSU Terms Agreement shall confer upon Employee any expressed or implied right to be retained in the service of any Subsidiary for any period at all, nor restrict in any way the right of any such Subsidiary, which right is hereby expressly reserved, to terminate his or her employment at any time with or without cause. Employee acknowledges and agrees that any right to receive delivery of shares of Common Stock is earned only by continuing as an employee of a Subsidiary at the will of such Subsidiary, or satisfaction of any other applicable terms and conditions contained in the PSU Terms Agreement and the Plan, and not through the act of being hired, being granted the PSUs or acquiring shares of Common Stock under the PSU Terms Agreement.
(b)    Compliance with Laws and Regulations.    The award of the PSUs to Employee and the obligation of Newmont to deliver shares of Common Stock hereunder shall be subject to (i) all applicable federal, state, local and foreign laws, rules and regulations, and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Newmont Committee shall, in its sole discretion, determine to be necessary or applicable. Moreover, shares of Common Stock shall not be delivered hereunder if such delivery would be contrary to applicable law or the rules of any stock exchange.
(c)    Investment Representation. If at the time of delivery of shares of Common Stock, the Common Stock is not registered under the Securities Act of 1933, as amended (the “Securities Act”), and/or there is no current prospectus in effect under the Securities Act with respect to the Common Stock, Employee shall execute, prior to the delivery of any shares of Common Stock to Employee by Newmont, an agreement (in such form as the Newmont Committee may specify) in which Employee represents and warrants that Employee is purchasing or acquiring the shares acquired under the PSU Terms Agreement for Employee’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption Employee shall, prior to any offer for sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Newmont Committee, from counsel for or approved by the Newmont Committee, as to the applicability of such exemption thereto.

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(d)    Severability.    If any of the provisions of the PSU Terms Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.
(e)    Governing Law. Except as to matters concerning the issuance of Common Stock or other matters of corporate governance, which shall be determined, and related PSU provisions construed, under the General Corporation Law of the State of Delaware, the PSU Terms Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the PSU Terms Agreement to the substantive law of another jurisdiction. The parties hereto submit to the exclusive jurisdiction and venue of the federal or state courts of Colorado to resolve any and all issues that may arise out of or relate to this Agreement or the Plan.
(f)    Transferability of PSU Terms Agreement. The PSU Terms Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law. The PSU Terms Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of Employee, his or her estate, heirs, executors, legatees, administrators, designated beneficiary and personal representatives. Nothing contained in this PSU Terms Agreement shall be deemed to prevent transfer of the PSUs in the event of Employee’s death in accordance with Section 12(b) of the Plan.
(g)    Specified Employee Delay. If Newmont determines that settlement of PSUs hereunder (i) constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code (the “Code”), (ii) is made to Employee by reason of his or her “separation from service” (within the meaning of Code Section 409A), and (iii) Employee is a “specified employee” (within the meaning of Code Section 409A) at the time settlement would otherwise occur, transfers of Common Stock will be delayed until the first day of the seventh month following the date of such separation from service or, if earlier, on Employee’s death.
(h)No Advice Regarding Award. Newmont is not providing any tax, legal or financial advice, nor is Newmont making any recommendations regarding Employee’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Common Stock. Employee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(i)Appendix. Notwithstanding any provisions in this PSU Terms Agreement, the Award shall be subject to any additional terms and conditions set forth in Appendix to this PSU Terms Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to him or her, to the extent Newmont determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this PSU Terms Agreement.
(j)Imposition of Other Requirements. Newmont reserves the right to impose other requirements on Employee’s participation in the Plan, on the PSUs and on any shares of Common Stock acquired under the Plan, to the extent Newmont determines it is necessary or advisable for legal or administrative reasons, and to require Employee to sign any additional PSU Terms Agreements or undertakings that may be necessary to accomplish the foregoing.

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(k)Modification. Notwithstanding any other provision of this PSU Terms Agreement to the contrary, the Committee may amend this PSU Terms Agreement to the extent it determines necessary or appropriate to comply with the requirements of Code Section 409A and the guidance thereunder and any such amendment shall be binding on Employee.
(l)Waiver. Employee acknowledges that a waiver by Newmont of breach of any provision of this PSU Terms Agreement shall not operate or be construed as a waiver of any other provision of this PSU Terms Agreement, or of any subsequent breach of this PSU Terms Agreement.
(m)Electronic Delivery and Acceptance. Newmont may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Newmont or a third party designated by Newmont.
IN WITNESS WHEREOF, pursuant to Employee’s Grant Acknowledgement (including without limitation, the Terms and Conditions section hereof), incorporated herein by reference, and electronically executed by Employee, Employee agrees to the terms and conditions of the PSU Terms Agreement.

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APPENDIX
NEWMONT CORPORATION
PERFORMANCE STOCK UNIT PSU TERMS AGREEMENT
Unless otherwise provided below, capitalized terms used but not explicitly defined in this Appendix shall have the same definitions as in the Plan and/or the PSU Terms Agreement (as applicable). The terms and conditions in Part A apply to all Employees outside the United States. The country-specific terms and conditions in Part B will also apply to Employee if he or she resides in one of the countries listed below.
Terms and Conditions
This Appendix includes additional country-specific terms and conditions that govern Employee’s PSUs if he or she resides and/or works in one of the countries listed herein.
If Employee is a resident of a country other than the one in which he or she is currently residing and/or working, relocate to another country after the PSUs are granted, or are considered a resident of another country for local law purposes, the terms and conditions of the PSUs contained herein may not be applicable to Employee, and Newmont shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to him or her.
Notifications
This Appendix also includes information regarding certain issues of which Employee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2022. Such laws are often complex and change frequently. As a result, Newmont strongly recommends that Employee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that Employee’s PSUs vest or he or she sells shares of Common Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to Employee’s particular situation, and Newmont is not in a position to assure him or her of a particular result. Accordingly, Employee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.
Finally, if Employee is a resident of a country other than the one in which he or she is currently residing and/or working, transfers employment after the PSUs are granted, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Employee.

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A.ALL NON-U.S. COUNTRIES
TERMS AND CONDITIONS
The following additional terms and conditions will apply to Employee if he or she resides in any country outside the United States.
1.Nature of Grant. The following provisions supplement Section 4 of the PSU Terms Agreement:
(a)the grant of PSUs under the Plan at one time does not in any way obligate Newmont or its Subsidiaries to grant additional PSUs in any future year or in any given amount.
(b)the grant of PSUs and Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with Newmont and shall not interfere with the ability of the Employer to terminate Employee's employment or service relationship (if any).
(c)the PSUs should in no event be considered as compensation for, or relating in any way to, past services for Newmont, the Employer or any Subsidiary.
(d)Employee further acknowledges and understands that Employee’s participation in the Plan is voluntary and that the PSUs and any future PSUs under the Plan are wholly discretionary in nature, the value of which do not form part of any normal or expected compensation for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar mandatory payments, other than to the extent required by local law.
(e)Employee acknowledges and understands that the future value of the shares of Common Stock acquired by Employee under the Plan is unknown and cannot be predicted with certainty and that no claim or entitlement to compensation or damages arises from the forfeiture of the PSUs or termination of the Plan or the diminution in value of any shares of Common Stock acquired under the Plan and Employee irrevocably releases Newmont and its Subsidiaries from any such claim that may arise.
(f)Employee acknowledges and understands the PSUs and the shares of Common Stock subject to the PSUs, and the income and value of the same, are not intended to replace any pension rights or compensation.
(g)Employee acknowledges for the purposes of the PSUs, his or her employment will be considered terminated as of the date he or she is no longer actively providing services to Newmont, the Employer or any Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is employed or the terms of his or her employment PSU Terms Agreement, if any), and unless otherwise expressly provided in this PSU Terms Agreement or determined by Newmont, if any, will terminate as of such date and will not be extended by any

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notice period (e.g., Employee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where he or she is employed or the terms of his or her employment PSU Terms Agreement, if any); the Newmont Committee shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of his or her PSU grant (including whether Employee may still be considered to be providing services while on a leave of absence).
(h)Employee acknowledges and understands that unless otherwise agreed with Newmont, the PSUs and the shares of Common Stock subject to the PSUs, and the income and value of the same, are not granted as consideration for, or in connection with the service he or she may provide as a director of a Subsidiary of Newmont.
(i)Employee acknowledges and understands the PSUs and the share of Common Stock subject to the PSUs and the income and value of the same, are not part of normal or expected compensation salary for any purpose.
(j)Employee acknowledges and understands that neither Newmont, the Employer nor any other Affiliate of Newmont shall be liable for any foreign exchange rate fluctuation between his or her local currency and the United States Dollar that may affect the value of the PSU or of any amounts due to Employee pursuant to the settlement of the PSU or the subsequent sale of any shares of Common Stock acquired upon settlement.
2.Data Privacy Information and Consent. Newmont headquarters is located at 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237, U.S.A., and grants awards to employees of Newmont and its Subsidiaries, at Newmont’s sole discretion. If Employee would like to participate in the Plan, please review the following information about Newmont’s data processing practices and declare Employee’s consent.
(a)Data Collection and Usage. Newmont collects, processes and uses personal data of Employees, including name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in Newmont, and details of all awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in Employee’s favor (“Data”), which Newmont receives from Employee or the Employer. In connection with the grant of the PSU, Newmont will collect Employee’s Data for purposes of administering Employee’s participation in the Plan. Newmont’s legal basis for the processing of Employee’s Data, where required, if Employee’s consent.
(b)Stock Plan Administration Service Providers. Newmont transfers Data to Fidelity Investments, an independent service provider based in the United States, which assists Newmont with the implementation, administration and management of the Plan. In the future, Newmont may select a different service provider and share Employee’s Data with another company that serves in a similar manner. Newmont’s service provider will open an

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account for Employee to receive shares of Common Stock. Employee may be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Employee’s ability to participate in the Plan.
(c)International Data Transfers. Newmont and its service providers are based in the United States. If Employee is outside the United States, Employee should note that his or her country has enacted data privacy laws that are different from the United States. Newmont’s legal basis for the transfer of Employee’s Data is his or her consent.
(d)Data Retention. Newmont will use Employee’s Data only as long as is necessary to implement, administer and manage Employee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and security laws. This period may extend beyond Employee’s period or employment with the Employer. When Newmont or the Employer no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes to the fullest extent practicable.
(e)Voluntariness and Consequences of Denial or Withdrawal. Employee’s participation in the Plan and Employee’s grant of consent is purely voluntary. Employee may deny or withdraw his or her consent at any time. If Employee does not consent, or if Employee withdraws his or her consent, Employee cannot participate in the Plan. This would not affect Employee’s salary as an employee or his or her career; Employee would merely forfeit the opportunities associated with the Plan.
(f)Data Subject Rights. Employee has a number of rights under data privacy laws in his or her country. Depending on where Employee is based, Employee’s rights may include the right to (i) request access or copies of Data Newmont processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with the competent tax authorities in Employee’s country, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding Employee’s rights or to exercise Employee’s rights please contact Newmont at Newmont Corporation, 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237, U.S.A., attention: Director of Compensation, Newmont Corporate.
If Employee agrees with the data processing practices as described in this notice, please declare Employee’s consent by clicking “Accept” on the Fidelity award acceptance page.
3.Language. Employee acknowledges that he or she is sufficiently proficient in English, or, alternatively, Employee acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in the PSU Terms Agreement. Furthermore, if Employee received this PSU Terms Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated versions is different than the English version, the English version will control.

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4.Insider-Trading/Market-Abuse Laws. Employee acknowledges that, depending on his or her country or broker’s country, or the country in which Common Stock is listed, he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., PSUs) or rights linked to the value of Common Stock, during such times as Employee is considered to have “inside information” regarding Newmont (as defined by the laws or regulations in applicable jurisdictions, including the United States and Employee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Employee placed before possessing inside information. Furthermore, Employee may be prohibited from (i) disclosing insider information to any third party, including fellow employees and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Newmont insider trading policy. Employee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Employee should speak to his or her personal advisor on this matter.
5.Foreign Asset/Account Reporting Requirements. Employee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the shares of Common Stock acquired under the Plan) in a brokerage or bank account outside his or her country. Employee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Employee also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Employee acknowledges that it is his or her responsibility to be compliant with such regulations, and he or she should speak to his or her personal advisor on this matter.
6.General. Notwithstanding the provisions of the Agreement, if Newmont or the Employer develops a good faith belief that any provision may be found to be unlawful, discriminatory or against public policy in any relevant jurisdiction, then Newmont in its sole discretion may choose not to apply such provision to the PSU, nor any PSU grant in Employee’s jurisdiction.

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B.COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS
ARGENTINA
Notifications
Securities Law Notification. Neither the PSUs nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores). The PSU Terms Agreement, this Appendix and any other offering material related to the PSUs, as well as the underlying shares of Common Stock, may not be used in connection with any general offering to the public in Argentina. Argentine residents who receive PSUs under the Plan do so according to the terms of a private offering made from outside Argentina.
Exchange Control Notification. It is Employee’s responsibility to comply with any and all Argentine currency exchange restrictions, approvals, and reporting requirements in connection with the PSUs.
Foreign Asset / Account Reporting Notification. If Employee is an Argentine tax resident, Employee must report any shares of Common Stock acquired under the Plan and held by Employee on December 31st of each year on his or her annual tax return for that year.
AUSTRALIA
Terms and Conditions
Australian Offer Document. The offer of PSUs is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of PSUs to Australian resident employees, which is attached to this Agreement as Exhibit A.
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Employee will be required to file the report.
CANADA
Terms and Conditions
Vesting/Termination. The following provision replaces Section 1(f) of Part A of this Appendix:
For purposes of the PSU Terms Agreement, except as otherwise provided for in the “Separation of Employment Prior to Expiration of the Performance Period” provision of the Notice of Grant of the PSU Terms Agreement, in the event Employee ceases his or her employment or service relationship with Newmont or Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of local labor laws), Employee’s right to vest

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in the PSUs will terminate as of the date that is the earliest of: (a) the date Employee's employment with the Employer is terminated for any reason; and (b) the date Employee receives written notice of termination from the Employer; regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, Employee will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which his or her right to vest terminates, nor will Employee be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Employee's right to vest in the PSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but Employee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will you be entitled to any compensation for lost vesting. In any event, if employment standards legislation explicitly requires continued vesting during a statutory notice period, then the additional vesting provided under the “Separation of Employment Prior to Expiration of the Performance Period” provision of the Notice of Grant of the PSU Terms Agreement is deemed to be inclusive of any entitlements that arise during the applicable statutory notice period.
The following provisions apply if Employee is a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the PSU Terms Agreement, as well as all appendices, documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Data Privacy. The following provision supplements Section 2 of Part A of this Appendix:
Employee hereby authorizes Newmont and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Employee further authorizes Newmont, any parent or Subsidiary of Newmont, and any stock plan service provider that may be selected by Newmont to assist with the Plan to disclose and discuss the Plan with their respective advisors. Employee further authorizes Newmont and any parent or Subsidiary of Newmont to record such information and to keep such information in Employee’s employee file. Employee acknowledges and agrees that his or her personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States.  Finally, Employee acknowledges and authorizes Newmont and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Employee’s or the administration of the Plan.
Notifications
Securities Law Information. Employee is permitted to sell shares of Common Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Common Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed on the New York Stock Exchange.

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Foreign Asset/Account Reporting Information. Canadian residents are required to report foreign specified property, including shares of Common Stock and rights to receive shares of Common Stock (e.g., PSUs), on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. PSUs must be reported (generally, at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Employee. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of acquisition, but if Employee owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock.
FRANCE
Terms and Conditions
Consent to Receive Information in English. By accepting the PSU Terms Agreement providing for the terms and conditions of Employee’s grant, Employee confirms having read and understood the documents relating to this grant (the Plan and the PSU Terms Agreement) which were provided in English language. Employee accepts the terms of those documents accordingly.
Consentement relatif à la réception d’informations en langue anglaise. En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le salarié confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le salarié accepte les termes de ces documents en connaissance de cause.
Notifications
Non-Tax-Qualified Award. Employee understands and agrees that the Award is not intended to qualify for specific tax and social security treatment in France under Sections L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended.
Foreign Asset/Account Reporting Information. If Employee holds shares of Common Stock outside France or maintains a foreign bank or brokerage account (including Employee’s Fidelity account), he or she should report such shares of Common Stock and account, whether open, current or closed, to the French tax authorities on his or her annual tax return.
GHANA
There are no country-specific provisions.
MEXICO
Terms and Conditions
Plan Document Acknowledgement. By accepting the PSUs, Employee acknowledges that he or she has received a copy of the Plan, the Grant Acknowledgement, and the PSU Terms Agreement, including this Appendix, which Employee has reviewed. Employee acknowledges further that he or she accepts all the provisions of the Plan, the Grant Acknowledgement, and the PSU Terms Agreement, including this Appendix. Employee also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 1 (“Nature of Grant”) in this Appendix, which clearly provides as follows:

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(1)    Employee’s participation in the Plan does not constitute an acquired right;
(2)    The Plan and Employee’s participation in it are offered by Newmont on a wholly discretionary basis;
(3)    Employee’s participation in the Plan is voluntary; and
(4)    Newmont and its Subsidiaries are not responsible for any decrease in the value of any shares of Common Stock acquired at vesting and settlement of the PSUs.
Labor Law Policy and Acknowledgment. By accepting the PSUs, Employee expressly recognizes that Newmont, with registered offices at 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237, U.S.A., is solely responsible for the administration of the Plan and that Employee’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between Employee and Newmont since Employee is participating in the Plan on a wholly commercial basis and his or her sole employer is Newmont’s Subsidiary in Mexico (“Newmont Mexico”). Based on the foregoing, Employee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Employee and the employer, Newmont Mexico, and do not form part of the employment conditions and/or benefits provided by Newmont Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Employee’s employment.
Employee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Newmont; therefore, Newmont reserves the absolute right to amend and/or discontinue Employee’s participation at any time without any liability to Employee.
Finally, Employee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Newmont for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Employee therefore grants a full and broad release to Newmont, and its subsidiaries, branches, representative offices, stockholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Documento del Plan
Al aceptar el Premio de Desempeño (“PSUs”), el Empleado reconoce que ha recibido una copia del Plan, el Reconocimiento de la Subvención y en los términos del Acuerdo de PSUs, con inclusión de este Apéndice, que el Empleado ha revisado. El Empleado reconoce, además, que acepta todas las disposiciones del Plan, el Reconocimiento de la Subvención, y en los términos del Acuerdo de PSUs, incluyendo este Apéndice. El Empleado también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 1 (“Naturaleza de la Subvención”) del Apéndice, que claramente dispone lo siguiente:
(1)    La participación del Empleado en el Plan no constituye un derecho adquirido;
(2)    El Plan y la participación del Empleado en el Plan se ofrecen por Newmont en su discrecionalidad total;
(3)    Que la participación del Empleado en el Plan es voluntaria; y

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(4)    Newmont y sus Subsidiarias no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir los PSUs.
Política Laboral y Reconocimiento
Al aceptar las PSUs, el Empleado expresamente reconoce que Newmont, con sus oficinas registradas y ubicadas en 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237, U.S.A., es la única responsable por la administración del Plan y que la participación del Empleado en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Empleado y Newmont, ya que el Empleado participa en el Plan en un marco totalmente comercial y su único patrón es el Subsidiario de Newmont en Mexico
(“Newmont Mexico”). Derivado de lo anterior, el Empleado expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Empleado y el patrón, Newmont Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Newmont Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Empleado.
Asimismo, el Empleado reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de Newmont; por lo tanto, Newmont se reserva el derecho absoluto de modificar y/o terminar la participación del Empleado en cualquier momento y sin responsabilidad alguna frente el Empleado.
Finalmente, el Empleado por este medio declara que no se reserva ninguna derecho o acción en contra de Newmont por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Empleado otorga el más amplio finiquito que en derecho proceda a Newmont, y sus Subsidiarias, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.
Notifications
Securities Law Information. The PSUs and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the PSUs may not be publicly distributed in Mexico. These materials are addressed to Employee only because of his or her existing relationship with Newmont and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer made in accordance with the provisions

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of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
PERU
Terms and Conditions
Labor Law Acknowledgement. The following provision supplements Section 4 of the PSU Terms Agreement and Section 1 of Part A of this Appendix:
In accepting this PSU Terms Agreement, Employee acknowledges that the PSUs are being granted ex gratia to Employee with the purpose of rewarding him or her.
Notifications
Securities Law Information. The offer of the PSUs is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, the PSU Terms Agreement and any other grant documents made available by Newmont.

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EXHIBIT A

OFFER DOCUMENT

NEWMONT CORPORATION
2020 STOCK INCENTIVE COMPENSATION PLAN

OFFER OF PERFORMANCE STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

Investment in shares involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of shares of common stock under the Plan as set out in this Offer Document and the Additional Documents.

The information contained in this Offer Document and the Additional Documents is general information only. It is not advice or information specific to your particular circumstances.

Employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice.

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NEWMONT CORPORATION
2020 STOCK INCENTIVE COMPENSATION PLAN
OFFER OF PERFORMANCE STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

This Offer Document sets out information regarding the grant of Performance Stock Units (“PSUs”) under the Newmont Corporation 2020 Stock Incentive Compensation Plan (the “Plan”) to eligible Australian resident employees of Newmont Corporation (“Newmont”) and its Australian Affiliates.
Terms defined in the Plan have the same meaning in this Offer Document.
The purpose of the Plan (i) to enhance Newmont’s and the Affiliates’ ability to attract highly qualified personnel; (ii) to strengthen Newmont’s and the Affiliates’ retention capabilities; (iii) to enhance the long-term performance and competitiveness of Newmont and the Affiliates; and (iv) to align the interests of participants with those of Newmont’s stockholders. To accomplish such purposes, the Plan provides that Newmont may grant of equity awards, including PSUs.
1.    OFFER
This is an offer made by Newmont under the Plan to Eligible Individuals to accept the PSUs granted under the Plan.
The Plan is supplemented by the terms of this Offer Document and is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.
2.    ADDITIONAL DOCUMENTS
In addition to the information set out in this Offer Document, the following documents provide further information necessary to make an informed investment decision in relation to your participation in the Plan:
a.    the PSU Terms Agreement, each under the Plan (which forms part of this Offer Document) (collectively, the “Award Agreement”);
b.    the Plan; and
c.    the Plan Prospectus describing the terms of the Plan, including the Addendum for Australia (the “Plan Prospectus”).
(collectively, the “Additional Documents”).
The Plan Prospectus is not a prospectus for the purposes of the Australian Corporations Act 2001 and has not been modified for Australia. To the extent there is any inconsistency between the Offer Document and the Plan Prospectus, the terms of this Offer Document apply.
The Additional Documents set out, amongst other details, the nature of the PSUs and the consequences of a change in the nature or status of your service relationship.

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4.    RELIANCE ON STATEMENTS
You should not rely upon any oral statements made to you in relation to this offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.
5.    WHO IS ELIGIBLE TO PARTICIPATE?
You are eligible to participate under the Plan if, at the time of the offer, you are an Australian resident Employee of Newmont or its Australian Affiliate and meet the eligibility requirements established under the Plan.
6.    WHAT ARE THE MATERIAL TERMS OF THE PERFORMANCE STOCK UNITS?
(a)    What are Performance Stock Units?
PSUs represent the right to receive shares of Common Stock of Newmont upon satisfaction of vesting conditions. When your PSUs vest, you will be issued shares of Common Stock at no additional cost to you. The PSUs are subject to forfeiture until the PSUs vest. The restrictions will be set forth in the Award Agreement.
Prior to the vesting of your PSUs, you will not be eligible to receive any dividends or dividend equivalent payments. At settlement of the PSUs, you may be granted dividend equivalents which will be accrued for you if and to the extent dividends are paid by Newmont on its Common Stock. Payment of such dividend equivalents will be made, without interest or earnings, pursuant to the terms of the Plan and Award Agreement.
(b)    Do I have to pay any money to receive the Performance Stock Units?
No. You pay no monetary consideration to receive the PSUs. Nor do you pay any monetary consideration to receive the shares of Common Stock upon vesting.
(c)    How many shares of Common Stock will I receive upon vesting of my Performance Stock Units?
The details of your PSUs and the Common Stock subject to the PSUs are set out in the relevant Award Agreement.
(d)    When do I become a stockholder?
You are not a stockholder merely as a result of holding PSUs, and the PSUs will not entitle you to vote or receive dividends, notices of meeting, proxy statements and other materials provided to stockholders until the restrictions lapse, at which time the PSUs vest and may be converted into an equivalent number of shares of Common Stock (unless Newmont, in its sole discretion, determines to pay the Common Stock’s cash equivalent to settle the PSUs). In this regard, you are not recorded as the owner of the Common Stock prior to vesting and issuance of such shares of Common Stock.
(e)    Can I transfer the Performance Stock Units to someone else?
No. The PSUs are generally non-transferable, unless otherwise provided in your Award Agreement; once shares of Common Stock are issued upon vesting, the shares of Common Stock

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will be freely tradable (subject to the Company’s policies and applicable laws regarding insider trading).
7.    WHAT IS A SHARE IN THE COMPANY
The Common Stock subject to the PSUs is the common stock of Newmont Corporation, the U.S. parent corporation. The common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of Common Stock is entitled to one vote for every share of Common Stock.
Dividends may be paid on the Common Stock out of any funds of Newmont legally available for dividend at the discretion of Newmont.
The Common Stock is listed and may be traded on a number of stock exchanges, including the New York Stock Exchange, under the symbol “NEM.”
    The Common Stock is not liable to any further calls for payment of capital or for other assessment by Newmont and has no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
8.    HOW CAN I OBTAIN UPDATED INDICATIVE EXAMPLES OF THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS?
You may ascertain the current market price of the Common Stock as traded on the New York Stock Exchange at https://www.nyse.com/index under the symbol “NEM.”
The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of what the market price per share of Common Stock will be when the PSUs vest and are settled or the applicable exchange rate on the actual date of vesting or settlement.
9.    WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS’ PARTICIPATION IN THE PLAN?
v Australian residents should have regard for risk factors relevant to investment in securities generally and, in particular, to the holding of the Common Stock. For example, the price at which Common Stock is quoted on the New York Stock Exchange market may increase or decrease due to a number of factors. There is no guarantee that the price of the Common Stock will increase. Factors which may affect the price of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which Newmont operates and general operational and business risks.
You should be aware that in addition to fluctuations in value caused by the fortunes of Newmont, the value of Common Stock you may hold will be affected by the U.S.$/A$ exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Please note that if you offer your shares of Common Stock for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. Please obtain legal advice on your disclosure obligations prior to making any such offer.

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10.    PLAN MODIFICATION, TERMINATION ETC.
The Board may amend, alter, suspend, discontinue or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made which would materially impair the previously accrued rights of any participant with respect to a previously granted PSU without such participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules.
11.    WHAT ARE THE AUSTRALIAN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?
Please refer to the Addendum for Australia to the Plan Prospectus for information regarding the Australian tax treatment of your PSUs.
12.    WHAT ARE THE U.S. TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?
If you are not a U.S. citizen or permanent resident, you will not be subject to U.S. tax by reason only of the grant and vesting of the PSUs or the sale of Common Stock. However, liability for U.S. taxes may accrue if you are otherwise subject to U.S. taxes.

The above is an indication only of the likely U.S. taxation consequences for Australian resident who is granted PSUs under the Plan. You should seek your own advice as to the U.S. taxation consequences of your participation in the Plan.

* * * * *
We urge you to carefully review the information contained in this Offer Document and the Additional Documents.
Yours sincerely,
NEWMONT CORPORATION

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